Exhibit 5.1

May 31, 2024

Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, CA 94025

Re: Post-Effective Amendment No. 1 to Registration Statements on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Corcept Therapeutics Incorporated, a Delaware corporation (the “Company”), in connection with the Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (the “Post-Effective Amendment”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Post-Effective Amendment provides for the registration of up to a maximum of 31,057,730 shares (such Shares, the “Carryover Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), which is a portion of the shares of Common Stock previously registered pursuant to the following registration statements, that are or may become available for issuance pursuant to the Company’s 2024 Incentive Award Plan (the “2024 Plan”):

(1)

Registration Statement on Form S-8 (File No. 333-183284) filed on August 13, 2012 with respect to 15,710,531 shares of Common Stock issued or issuable under the Corcept Therapeutics Incorporated 2012 Incentive Award Plan, as amended (the “2012 Plan”);

(2)	Registration Statement on Form S-8 (File No. 333-187316) filed on March 15, 2013 with respect to 3,992,570 shares of Common Stock issued or issuable under the 2012 Plan;

(3)	Registration Statement on Form S-8 (File No. 333-194663) filed on March 18, 2014 with respect to 3,993,300 shares of Common Stock issued or issuable under the 2012 Plan;

(4)	Registration Statement on Form S-8 (File No. 333-202753) filed on March 13, 2015 with respect to 4,055,814 shares of Common Stock issued or issuable under the 2012 Plan;

(5)	Registration Statement on Form S-8 (File No. 333-210076) filed on March 10, 2016, with respect to 4,385,685 shares of Common Stock issued or issuable under the 2012 Plan;

(6)	Registration Statement on Form S-8 (File No. 333-216658) filed on March 13, 2017, with respect to 4,508,404 shares of Common Stock issued or issuable under the 2012 Plan;

(7)	Registration Statement on Form S-8 (File No. 333-223318) filed on February 28, 2018, with respect to 4,588,682 shares of Common Stock issued or issuable under the 2012 Plan;

(8)	Registration Statement on Form S-8 (File No. 333-229857) filed on February 26, 2019, with respect to 4,601,212 shares of Common Stock issued or issuable under the 2012 Plan;

(9)	Registration Statement on Form S-8 (File No. 333-236601) filed on February 24, 2020, with respect to 4,581,942 shares of Common Stock issued or issuable under the 2012 Plan;

Corcept Therapeutics Incorporated

May 31, 2024

(10)	Registration Statement on Form S-8 (File No. 333-253413) filed on February 23, 2021, with respect to 4,669,395 shares of Common Stock issued or issuable under the 2012 Plan; and

(11)

Registration Statement on Form S-8 (File No. 333-262752) filed on February 15, 2022, with respect to 4,237,601 shares of Common Stock issued or issuable under the 2012 Plan (the registration statements listed in (1) through (11) are referred to herein as the “Registration Statements”).

26,983,775 of the Carryover Shares will become available for issuance pursuant to the 2024 Plan to the extent that any such Carryover Shares underlying awards outstanding under the 2012 Plan that, on or after the May 17, 2024, terminate, expire or lapse of any reason without the delivery of shares of Common Stock to the holder thereof. 4,073,955 of the Carryover Shares were previously available for future grants under the 2012 Plan as of May 17, 2024.

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:

(i)	the Post-Effective Amendment;

(ii)	the Registration Statements;

(iii)	the Amended and Restated Certificate of Incorporation of the Company, certified by the Office of the Secretary of State of the State of Delaware on May 31, 2024;

(iv)	the Amended and Restated Bylaws of the Company, as presently in effect, as certified by an officer of the Company on May 31, 2024;

(v)	the 2012 Plan and the forms of award agreements related thereto;

(vi)	the 2024 Plan and the forms of award agreements related thereto;

(vii)

a certificate, dated as of May 31, 2024, from the Office of the Secretary of State of the State of Delaware, as to the existence and good standing of the Company in the State of Delaware (the “Good Standing Certificate”); and

(viii)	the resolutions adopted by the board of directors of the Company regarding the 2024 Plan and other matters related thereto, as certified by an officer of the Company on May 31, 2024.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth in this opinion letter.

Corcept Therapeutics Incorporated

May 31, 2024

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel. We have also assumed that the individual issuances, grants, awards or grants of purchase rights under the 2024 Plan will be duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law, the 2024 Plan and the agreements, forms of instrument, awards and grants duly adopted thereunder.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Carryover Shares are duly authorized and, when issued and sold as described in the Registration Statements, as amended by the Post-Effective Amendment, and in accordance with the 2024 Plan and the applicable award agreements or forms of instrument evidencing purchase rights thereunder (including the receipt by the Company of the full consideration therefor), will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the issuance and delivery of the Carryover Shares as described in the Post-Effective Amendment and in accordance with the terms of the 2024 Plan and the applicable award agreement or form of instrument evidencing purchase rights thereunder. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Corcept Therapeutics Incorporated

May 31, 2024

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Post-Effective Amendment. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP